Exhibit 10.33

Agreement No. : 53092100927201

Mortgage Agreement

Important : This Agreement is entered into by and between the parties in accordance with relevant laws and regulations and based on equal and free negotiations, and all the provisions under this Agreement represent true intention of both parties. In order to fully protect the legal rights of mortgagor, mortgagee specifically urges the mortgagor to carefully read the provisions in bolded fonts of this Agreement, and consider the contents thereof thoroughly.

Mortgagee: Industrial and Commercial Bank of China Limited, Shanghai Pudong Development Zone Sub-Branch (hereinafter “Party A”)

Principal : Yanfen Wu

Business Address : No. 1391, Jinqiao Road, Pudong New Area, Shanghai

Tel & Fax : 68455836   58992264

Mortgagor: OmniVision Technologies (Shanghai) Co., Ltd. (hereinafter “Party B”)

Legal Representative : HE XINPING

Business Address or Domicile :  Room 402, No. 88, Lane 887, Zuchongzhi Road, Shanghai

Tel & Fax: 61055132 61055101

To secure the creditor’s rights of Party A, Party B is willing to provide a mortgage guaranty (counter-guaranty) to Party A. For the purpose of specifying both parties’ respective rights and obligations, and in accordance with the Contract Law, the Guarantee Law, the Property Law and other relevant laws and regulations, Party A and Party B hereby enter into this Agreement after equal consultation.

Article I    The Master Creditor’s Right Guarantied

Article 1.1  The master creditor’s right guaranteed by Party B shall be the creditor’s right that Party A is entitled to under Item A below (hereinafter “Master Agreement”) entered into with OmniVision Technologies (Shanghai) Co., Ltd. (hereinafter the “Debtor”):

A.  Fixed Assets Loan Agreement (No.: 53092100927 )

B.  Bank Acceptance Agreement (No.:           )

C.  Guarantee Issuance Agreement (No.:          )

D.  Letter of Credit Issuance Agreement (No.:          )

E.

Article 1.2  The amount and term of the master creditor’s right shall be subject to the provisions of the Master Agreement.

Article II    The Scope of the Mortgage Guaranty

The scope of Party B’s mortgage guaranty shall include: the principal of the master creditor’s right, its interests, penalty interests, compound interests, liquidated damages, compensatory payments, and all expenses incurred in connection with the realization of the mortgage claims (including but not limited to litigation costs, attorney fees, appraisal fees, etc.).

Article III    The Mortgaged Properties

Article 3.1  Details of the mortgaged properties are set forth in the “List of Mortgaged Properties” attached hereto, which shall have the same legal force as this Agreement.

Article 3.2  The effect of Party A’s mortgage claims shall extend to the accessory items, accessory rights, supplementary items, annexed items, and natural and legal proceeds of the mortgaged properties, subrogation of the mortgaged properties, and the insurance proceeds, indemnification, or compensation derived as a result of damage, loss or expropriation of the mortgaged properties.

Article 3.3  If the Debtor defaults on debt payments, or if the mortgage is foreclosed under this Agreement, and that the mortgaged properties are sequestered by the People’s Court, then as of the date of sequestration, Party A shall be entitled to collect the natural and legal proceeds derived from the mortgaged properties, and such collection shall first be used to offset the expenses of collecting the same.

Article 3.4  Any provisions about the value of mortgaged properties in the “List of Mortgaged Properties” shall not be used as a basis for valuation by Party A in the disposition of the mortgaged properties, nor shall those provisions constitute any restrictions upon Party A in the exercise of its right to the mortgage.

Article 3.5  The ownership certificates of the mortgaged properties and relevant materials shall be kept by Party A after confirmation by both Party A and Party B, unless otherwise stipulated by laws and regulations.

Article 3.6  During the period of mortgage, Party B shall keep the mortgaged properties in good condition, and shall not use the mortgaged properties in any unreasonable manner so as to cause the value to decrease. Party A shall have the right to inspect the usage and management of the mortgaged properties at any time.

Article 3.7  In the event the mortgaged properties are damaged, lost or expropriated, Party B shall immediately inform Party A, and timely provide to Party A the proof of damage, loss or expropriation issued by relevant competent authorities or authorized departments.

Article 3.8  In the event the mortgaged properties are damaged, lost or expropriated, the insurance proceeds, indemnification or compensation received by Party B shall be used to pay in advance the master creditor’s rights, or at the consent of Party A, to restore the value of the mortgaged properties, or to be deposited into the bank account designated by Party A, to guarantee the fulfillment of the debt under the Master Agreement. The remaining portion of the mortgaged properties, which value is not decreased, shall remain the guaranty for the master creditor’s rights.

Article 3.9  In the event Party B’s action is likely to decrease the value of the mortgaged properties, Party B shall immediately cease any such act. If the value of the mortgaged properties has decreased, Party B shall restore the value of the mortgaged properties, or provide additional guaranties equal to the amount of decrease.

Article IV    Mortgage Registration

Within ten days of execution of this Agreement, Party A and Party B shall register the mortgage with relevant mortgage registration authorities. If there is any change to the mortgage and amended registration is required by law, both parties shall timely file the amendment registration.

Article V    Insurance

Article 5.1  Within fifteen days of execution of this Agreement, as requested by Party A, Party B shall have in place appropriate insurance coverage for the mortgaged properties. If the mortgaged properties cannot be fully insured immediately due to the reasons of the insurance agency, Party B shall timely apply for new insurance coverage to prevent any interruption of coverage during the term of this Agreement.

Article 5.2  Party B shall designate Party A as the first beneficiary of insured events in the insurance policy, and insurer shall pay the insurance proceeds directly to Party A. The insurance policy may not have any provision restricting Party A’s rights and interests.

Article 5.3  During the term of this Agreement, Party B shall not for any reason interrupt or cancel the insurance coverage; in case of such interruption, Party A shall have the right to procure insurance on behalf of Party B, at Party B’s expenses.

Article 5.4  During the term of this Agreement, in case of occurrence of any insured event to the mortgaged properties, the insurance proceeds shall be processed in accordance with Article 3.8 hereof.

Article VI    Chattel Mortgage

Article 6.1  In the event that Party B uses its current and future manufacturing equipment, raw materials, work-in-progress inventory, or finished goods as collateral, then such collateral shall be determined upon occurrence of any of the following events:

A.  Party A’s right as creditor is not realized at the maturity of the debt;

B.  Party B is declared bankrupt or its business is suspended;

C.  The mortgage is foreclosed pursuant to provisions of Article 7.1;

D.  There occurs other situation that materially affects realization of the rights of Party A as a creditor.

Article 6.2  In the event that Party B uses the above-mentioned properties as collateral to provide guaranty to Party A, provisions of this and other Articles of this Agreement shall apply.

Article VII    Foreclosure of the Mortgage

Article 7.1  Party A is entitled to foreclose the mortgage in case of any of the following circumstances:

A.  The Debtor fails to pay off the debt upon maturity of the master creditor’s right (including accelerated maturity);

B.  In case of the circumstances as set forth in Article 3.9, Party B fails to restore the value of the mortgaged properties, or to provide additional guaranties equal to the amount of decrease;

C.  Party B or the Debtor is petitioned for bankruptcy or closes the business, dissolves, liquidates, is suspended for restructuring, or when the business license is voided or revoked;

D.  Party B fails to comply with fair dealing principles in the course of its business, and disposes of the chattels that have been put as collateral;

E.  Other circumstances as stipulated by laws and regulations where Party A may realize its right to the mortgage.

Article 7.2  In the event Party A forecloses the mortgage, it may, through negotiation with Party B, be paid out of the proceeds from the auction or sale of the mortgaged properties, or keep the mortgaged properties to offset the debt owed by the Debtor. If Party A and Party B fail to reach an agreement on the manner of mortgage settlement, Party A may directly petition to the People’s Court to have the mortgaged properties auctioned off or sold.

Article 7.3  When the proceeds from the disposal of the mortgaged properties are in a different currency from that specified in the Master Agreement, such proceeds shall be converted into the currency as denominated in the Master Agreement for repayment to Party A, using the applicable exchange rate as published by Party A.

Article VIII    Representations and Warranties of Party B

Party B hereby makes the following representations and warranties to Party A:

Article 8.1  Party B is the owner or state-authorized manager of the mortgaged properties, and has full power and right to dispose of the mortgaged properties. The mortgaged properties are free and clear of disputes concerning the ownership, right of use or operation and management rights. The mortgage guaranty to Party A has been duly authorized or approved in accordance with relevant procedures and authorities under the corporate bylaws, and not against the laws and regulations and other relevant provisions.

Article 8.2  If Party B is a listed company or a subsidiary of a listed company, it promises to fulfill its obligation to timely disclose the information regarding the mortgage guaranty pursuant to the Securities Law, the Stock Exchange Share Listing Rules and other relevant laws, regulations and rules.

Article 8.3  Party B fully understands the purposes of the loan under the Master Agreement, and voluntarily provides the mortgage guaranty, and all representations made under this Agreement are true and genuine.

Article 8.4  The mortgage of the properties under this Agreement is lawful and not subject to any other restrictions.

Article 8.5  Party B has fully disclosed the defects of the mortgaged properties under this Agreement, and provided reasonable explanations to Party A.

Article 8.6  The mortgaged properties are not subject to any sequestration, seizure or held in custody under the law.

Article 8.7  If the mortgaged properties are leased in part or in whole, Party B has informed the lessee of the mortgage, and informed Party A in writing of the relevant leasing status.

Article 8.8  There are no other liens on the mortgaged properties for other creditors, or if such lien exists, Party B has informed Party A in writing.

Article 8.9  The mortgaged properties are not jointly owned, or if jointly owned, Party B has obtained written consent from the joint owner(s) for the mortgage.

Article IX    Undertaking of Party B

Party B hereby makes the following undertakings to Party A:

Article 9.1  In any of the following situations, Party B agrees to remain responsible for its guaranty obligations under this Agreement, with no need to obtain its consent:

A.  Party A agrees with the Debtor to amend the Master Agreement, without increasing the burden or obligations on the Debtor;

B.  The amount of the master creditor’s right is changed due to floating interest rate adopted by the Master Agreement, or due to interest rate policy adjustment made by People’s Bank of China;

C.  Party A assigns the master creditor’s right and the mortgage.

Article 9.2  Without Party A’s written consent, Party B undertakes to not create further mortgage or pledge in any manner on the mortgaged properties, nor to lease, transfer or give away the mortgaged properties to any third party, and Party B shall protect the mortgaged properties from any damage.

Article 9.3  Party B agrees to bear all the expenses in connection with the execution and performance of this Agreement, including but not limited to insurance, authentication, appraisal, registration and other relevant fees.

Article 9.4  In case Party A’s right to the mortgage is harmed or likely to be harmed by any third party, Party B commits to timely notify Party A and assist Party A in avoiding such harm.

Article 9.5  Party B agrees to actively cooperate with Party A in the mortgage foreclosure, and not create any obstacle for Party A in its exercise of mortgage right.

Article 9.6 Party B agrees to timely notify Party A in the event of any of the following:

A.  changes to corporate bylaws, business scope, registered capital, legal representative or equity interest;

B.  business closure, dissolution, liquidation, closing down for restructuring, business license being cancelled, being revoked, or filed for bankruptcy;

C.  involvement or possible involvement of material economic dispute, litigation, arbitration, or when its properties are sequestered, seized or held in custody according to laws;

D.  where Party B is a natural person, changes to the place of domicile, working place, contact information, etc.

Article 9.7  Party B agrees to timely accept the written notice sent by Party A.

Article 9.8  Where there is (are) other guaranty(ies) on Party A’s master creditor’s right, no matter whether such guaranty is provided by the Debtor or a third party, Party A is entitled to determine in its sole discretion the sequence of guaranty realization, and Party B undertakes to not dispute such determination. Waiver, modification or forfeiture of Party A’s rights and interests to the other guaranty(ies) under the Master Agreement does not void or diminish Party B’s obligations of the mortgage guaranty.

Article X   Undertaking of Party A

Party A hereby makes the following undertakings to Party B:

Article 10.1  Party A agrees to maintain in confidence the confidential information in the documents, financial and other relevant materials furnished by Party B in performing its obligations under this Agreement, unless otherwise stipulated by laws, regulations and rules;

Article 10.2  If, after the debts covered by the mortgage guaranty are paid off, there is still a balance of the proceeds from the disposition of the mortgaged properties, the balance will be returned to Party B in a timely manner.

Article XI    Default

Article 11.1  After the this Agreement is effective, failure of either party to perform any of its obligations under this Agreement, or breach of any representation, warranty and undertaking under this Agreement, shall constitute a default. The defaulting party shall compensate the other party for the damages caused thereto.

Article 11.2  Except as otherwise provided in this Agreement, if either party is in default, the other party shall have the right to take any measure afforded by laws, regulations and rules of the People’s Republic of China.

Article XII    Effect, Amendment and Cancellation

Article 12.1  This Agreement shall take effect upon execution, and terminate when the debts owed to Party A under the Master Agreement are fully paid off.

Article 12.2  Any amendment to this Agreement shall be made in writing upon consensus of both Party A and Party B. The amended provisions or covenants shall constitute a part of this Agreement, and have the same legal force as this Agreement. Except for the parts amended, the remaining parts of this Agreement shall continue to be effective, and the original provisions of this Agreement shall remain valid until the amended parts take effect.

Article 12.3  Invalidity or unenforceability of any provision of this

Agreement shall not affect the validity and enforceability of other provisions of this Agreement, nor shall affect the effectiveness of the entire agreement.

Article 12.4  The amendment and cancellation of this Agreement shall not affect each party’s right to claim for damages. The cancellation of this Agreement shall not affect the validity of relevant dispute resolution provisions under this Agreement.

Article XIII  Dispute Resolution

The execution, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China. All disputes arising out of or related to this Agreement shall be resolved through negotiation between the parties. Where the negotiation fails, such disputes shall be settled according to Item B below:

A.  Through arbitration, at the _______ Arbitration Commission according to the arbitration rules of such commission effective at the time of the arbitration petition. The arbitration shall be conducted at _______ (arbitration place), and the arbitration award shall be final and binding upon the both parties.

B.  Through litigation at the People’s Court where Party A is located.

Article XIV    Miscellaneous

Article 14.1  Without Party A’s written consent, Party B shall not transfer in whole or in part its rights or obligations under this Agreement.

Article 14.2 Non-exercise, partial or tardy exercise by Party A of any right under this Agreement shall not constitute its waiver or modification of such right or any other right, nor impair its ability to further exercise such right or any other right.

Article 14.3  Party A shall have the right to provide the information of this Agreement and other pertinent information in accordance with the relevant laws and regulations or other regulatory documents or as required by financial regulators to the credit information database at the People’s Bank of China, or to other credit database legally set up, to be available for inquiries and uses by appropriately qualified agencies or individuals. For the purpose of executing and performing this Agreement, Party A shall also be entitled to check Party B’s relevant information via the credit information database at the People’s Bank of China and via other credit database legally set up.

Article 14.4  This Agreement shall be made in six originals. Party A, Party B and other parties involved shall hold one copy each, all copies of which shall have the same legal force.

Article XV    Other Matters Agreed by Both Parties

Article 15.1  Both parties hereby confirm that the mortgaged properties under this Agreement are the land use right and the project under construction, instead of chattel mortgage. Therefore, all the provisions under Article VI “Chattel Mortgage” and the provision regarding chattel mortgage in Article 7.1 (D) under Article VII “Foreclosure of the Mortgage” are not applicable to this Agreement. In addition, there is no other guaranty on the master creditor’s right under this Agreement other than this mortgage, and therefore, Article 9.8 under Article IX “Undertaking of Party B” is not applicable to this Agreement.

Article 15.2  The parties agree that the Loan under the Master Agreement may only be used for the development and construction of the land located at Local 61/1, Xinsheng Village, Zhang Jiang Town (No. 88 Shang Ke Road, Zhang Jiang).

Article 15.3  The Bank (i.e., Party A of this Agreement) shall exercise control and management over the use of the Loan.

Article 15.4  The costs of the Land that have been paid off (inclusive of payments for the land-use right purchase, the relocation and municipal preliminary infrastructure development, and land compensation fees) are RMB 28,944,102.32 Yuan.

Article 15.5  The costs of the project are RMB 111,991,669 Yuan.

Article 15.6  The value of the Mortgage Property is at least 25% of the cost of the project under construction.

Appendix: List of Mortgaged Properties

Party A : Industrial and Commercial Bank of China Limited, Shanghai Pudong Development Zone Sub-Branch (Official Seal)

Authorized Representative : Wu Yanfen (personal stamp)  (Signature/Seal)

(Industrial and Commercial Bank of China Limited, Shanghai Pudong Development Zone Sub-Branch) (Seal Affixed)

Party B : OmniVision Technologies (Shanghai) Co., Ltd. (Official Seal)

Legal Representative (Authorized Agent) :  He Xinping (personal stamp) (Signature/Seal)

(OmniVision Technologies (Shanghai) Co., Ltd.) (Seal Affixed)

Date: August 27, 2009

Appendix to the Mortgage Agreement numbered 53092100927201:

List of Mortgaged Properties

Certificate	Hu Real Estate Pu No. (2009) 049568
Location	Local 61/1, Xinsheng Village, Zhang Jiang (No. 88 Shang Ke Road, Zhang Jiang, Pudong New District)

Building Number	Unit and Location	Type	Structure	Floor	Purpose	Construction Area (m2)	Underground Area	Remarks
#1	Whole Building	Industrial	Reinforce Concrete	8/1	Factory	45681.61		Building #1
#2	Whole Building	Industrial	Reinforce Concrete	5	Factory	5606.22		Building #2
#3	Whole Building	Industrial	Reinforce Concrete	1	Factory	423.76		Power facility room
Total Construction Area: 51711.59 m2		Total Land Area:			Value of the Real Property Rights: 140 Million Yuan

Mortgagor:	Mortgagee:
OmniVision Technologies (Shanghai) Co., Ltd. (seal added)	Industrial and Commercial Bank of China Ltd., Shanghai Pudong Development Zone Sub-Branch (seal added)

Principal: He Xinping (personal stamp)	Principal: Wu Yanfen (personal stamp)

Date: 2009